FORWARD ACQUISITION AGREEMENT

by and among

OLIE, INC., a Delaware corporation

and

SETTLEMENT MANAGEMENT SERIES 1, LLC, a company organized and existing under the laws of the Delaware

Dated as of November 16, 2013

(1) **FORWARD ACQUISITION AGREEMENT**

This Forward Acquisition Agreement is a SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into as of the 7th day of November, 2013 by and among **OLIE, INC.,** a Delaware corporation ("**OLIE**"), and **SETTLEMENT MANAGEMENT SERIES 1, LLC** ("**SET1**" and together with **OLIE**, the "Parties" and each, a "Party").

WHEREAS, SET1 owns $5,000,000USD, Five Year, 5% US Treasury Strip, ("**ASSETS**"), debt free, which constitutes 100% of its net value to assets, and is hereinafter referred to as "Assets"

WHEREAS, SET1 believes that it is in its best interests to become a wholly owned subsidiary of **OLIE**, and **OLIE** is in the best possible position to enhance the overall value of **SET1**.

WHEREAS, OLIE believes it is in its best interests and that of its shareholders to acquire **SET1** for 2,000,000 Series B Anti Dilutive Convertible Preferred Shares priced @ $2.50, convertible at par value of **OLIE** common stock, and 4.9% of **OLIE**'s Issued Capital in Common Stock (anti dilutive provisions included) all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the Parties that the Subsidiary Agreement qualify as a tax-free organization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended, and a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Securities Act").

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and intending to be legally bound hereby, the Parties hereby agree as follows:

ACQUISITION AGREEMENT

Section 01.01 Incorporation of Recitals. The recitals set forth herein above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

Section 01.02 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, **SET1** and its Managing Member, shall become a wholly owned subsidiary of **OLIE** in exchange for Two Million shares (2,000,000) of Series B Preferred Stock, par value $.00001, at $2.50 per share (the "Exchange Share"), and 4.9 % of the Issued Capital in **OLIE, INC.**

(b) As the result of the Exchange, (i) **OLIE** shall acquire 100% of the "Wholly Owned Subsidiary", **SET1** and the Assets of **SET1** shall remain the property of the subsidiary. OLIE, INC will pursue an audit of the subsidiary, to complete its consolidated financial statements.

(c) As a result of the Exchange, **OLIE** covenants to create and distribute the Exchange Shares for the benefit of **SET1** within ten (10) days of the date hereof ("SHARES").

Section 1.03 Mechanics. As the Equity in the business is already in operation before the formal establishment of this agreement and **OLIE** has entered into a binding agreement for and on behalf of **SET1** as of the date hereof, all of the equity, income and inventory will remain the property of the subsidiary, **SET1** within the public company. **OLIE** shall issue dividends relative to the retained earnings of this specific class of securities to the Managing Member and in addition parties agree to evaluate the future value of SET1 on a quarterly basis for the purpose of issuing more convertible preferred stock as the subsidiary's operations become more productive.

Section 1.04 Anti-Dilution. OLIE agrees to transfer to **SET1** in Anti-Dilutive Convertible Preferred B Class stock based on the net book value thereof as of the date of the acquisition of **SET1** and further, agrees to have **OLIE** audit their fully unaudited financial statements, so as to consolidate the financial statements, the same at the net book value thereof as of the date of the transfer, or soon thereafter.

REPRESENTATIONS AND WARRANTIES OF SET1

SET1 represents and warrants to **OLIE** that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01.Incorporation. **SET1** is a Delaware company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted;

Section 2.02 Authorization. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary member actions, including action by the managing member and action by the members, as required by applicable law. This Agreement has been duly executed by an authorized signatory;

Section 2.03.Enforceability. This Agreement constitutes a legal, valid, and binding obligation of **SET1**, enforceable against **SET1** in accordance with its terms, except as

may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity;

Section 2.04.No Conflicts. The execution and delivery of this Agreement by **SET1** and the performance by the Managing Member of its obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, and (ii) will not violate any laws applicable to **SET1**.

Section 2.05.No Litigation. (a) There is no pending or threatened judicial or administrative proceeding or investigation affecting it that (i) if resolved adversely to it would have a material adverse effect on its business, or (ii) could reasonably be expected to impair its ability to consummate the transaction, and (b) it is not aware of any judicial or administrative decision affecting it that could reasonably be expected to impair its ability to consummate the transaction; and

Section 2.06. Capitalization. The authorized units consist solely of all the units **SET1**, which represent 100% of the issued and outstanding "units", and there are no outstanding options, warrants or other rights to purchase **SET1**.

REPRESENTATIONS AND WARRANTIES OF THE MANAGING MEMBER of SET1

The Managing member of SET1 represents and warrants to **OLIE** that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 01.03 Good Title. The Managing Member is the record and beneficial owner, and has good title to their "Assets", with the full right and authority to sell and deliver such " Private Stock", free of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, "Liens"), to **OLIE** pursuant to the Acquisition. **OLIE**, as the new PARENT to the subsidiary, **SET1** would demand such "Assets", will be held in good title by **SET1** prior to execution of this agreement; Any or all existing debts of **SET1** , if there are any, prior to a consolidated audit by **OLIE**'s auditors, will be retired for the same class of Convertible Preferred B Shares.

Section 01.04 Power; Enforceability. The Managing Member is of majority age and has the legal capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby, and to perform his obligations under this Agreement. This Agreement constitutes a legal, valid, and binding obligation of the Managing Member, enforceable against the Managing Member in accordance with its terms, except

as may be limited by bankruptcy, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity;

Section 01.05 No Conflicts. The execution and delivery of this Agreement by the Managing Member and the performance by the Managing Member of his obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, (ii) will not violate any laws applicable to the Managing Member or **SET1** and (iii) will not violate or breach any contractual obligation to which the Managing Member is a party or under which the. "Assets" are bound;

Section 01.06 Acquisition of the Exchange Share for Investment.

(a) Purchase Entirely for Own Account. The Convertible Preferred B Class Securities and proposed to be acquired by the Managing Member hereunder will be acquired for investment for his own account and not as a nominee or agent;
(b) The Managing Member (i) can bear the economic risk of his investment and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in **OLIE** and its securities.

(c) The Managing Member understands that the Exchange Shares are not registered under the Securities Act and that the issuance hereof to the Managing Member is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated there under ("Regulation D"). The Managing Member is an "accredited investor," as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act ("Section 4(2)"). The certificate representing the Exchange Shares issued to the Managing Member shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

"THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

"TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS."

(d) The Managing Member acknowledges that neither the Securities and Exchange Commission (the "SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement;

(e) The Managing Member acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate the pragmatic reality of being enjoined within Olie, Inc. To the full satisfaction of the Managing Member, he has been furnished all materials that he has requested relating to **OLIE** and the issuance of the Exchange Shares hereunder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of **OLIE** set forth in this Agreement, on which the Subsidiary, **SET1** and Managing Member has relied in making the transaction of the "Wholly owned subsidiary" for the Anti Dilutive Convertible Preferred B Shares;

(f) The Managing Member understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. The Managing Member further acknowledges that the Convertible Preferred Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, **OLIE**'s compliance with the reporting requirements under the Exchange Act; and

Section 01.07 Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate with the legend. The Managing Member consents to **OLIE** making a notation on its records or giving instructions to any transfer agent of the Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

REPRESENTATIONS AND WARRANTIES OF OLIE

OLIE represents and warrants to **SET1** and the Managing Member that, as of the date hereof, except for those representations and warranties that speak of a different date,

Section 01.08 Organization; Authority.

(a) **OLIE** is a corporation duly incorporated, under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its

properties and to carry on its business as now conducted and as currently proposed to be conducted. **OLIE** is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization. **OLIE** has made available to **SET1** and the Managing Member true, complete and accurate copies of its articles of incorporation and by-laws, and any amendments thereto or restatements thereof, as in effect on the date hereof;

(b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of incorporation or by-laws of **OLIE**. **OLIE** has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and

(c) This Agreement constitutes the valid and binding obligation of **OLIE** enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity.

(d) **OLIE** warrants that it is a Current OTC Market Issuer, and covenants to become a fully Reporting OTCQB Company, and to fully audit the parent and its subsidiaries, of which **SET1** will be upon execution of this agreement. There will be no debt to finance any operations that **OLIE** undertakes.

Section 01.09 Capitalization.

As of the date hereof, (i) the authorized shares of **OLIE** consist of 3,000,000,000 shares of common stock, $0.0001 par value per share ("OLIE Common Stock"), of which approximately 2,235,500,000 are outstanding, (ii) and there are no outstanding options, warrants or other rights to purchase **OLIE** Common Stock, and (iii) the following Preferred Class of Shares: A & B

Stockholders' equity:	
Series A Convertible Preferred Stock, $0.0001 par value	4
Series B Preferred Stock, authorized, $0.0001 par value	10,000,000

COVENANTS

Section 01.10 Securities Law Compliance. Each of **OLIE** and **SET1** understands and agrees that the consummation of this Agreement, including the issuance of the Exchange Shares to the Managing Member in exchange for the Acquisition of the wholly owned subsidiary and its assets, upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. **OLIE, further, warrants that it will issue consent actions & resolutions so that non affiliates of SET1 will be able to assign or purchase mature, secured third party debt in OLIE or other Issuers that OLIE may be providing services for.** Each of **OLIE** and **SET1** agrees that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, **OLIE** and Managing Member shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where the Managing Member resides, unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 5.03 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE VI

INDEMNIFICATION

Section 6.01. **SET1** shall indemnify and hold harmless, **OLIE** and its officers, directors and agents from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the "Liabilities") or actions, investigations, inquiries, arbitration, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the "Actions" and together with the Liabilities, the "Losses"), arising out of or based on (i) any material inaccuracy appearing in, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement in this Agreement or any related agreement.

Section 6.02. **OLIE** shall indemnify **SET1** and its managing member, members and agents from and against any and all Loss to which it or he may become subject arising out of or based on (i) any material inaccuracy appearing in, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement in this Agreement or any related agreement.

Section 6.03. Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

Section 6.04. The indemnification provided for in this Article VI shall survive the consummation of the transactions contemplated hereby.

ARTICLE VII

MISCELLANEOUS

Section 6.01 Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 6.02 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any

way any right to serve process in any manner permitted by law.

Section 6.03 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows

If to **OLIE**: 300-838 Hastings St, Vancouver, BC V6C0A6
Attention: Robert Gardner, Chief Executive Officer

If to **SET1**: 4900 Paloma Avenue, Carmichael, CA 95608
Attention: D. A. Pearman, Managing Member
Phone: 561-726-8155

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

(a) if given by fax or email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.03.

Section 6.04 Attorney's Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

Section 6.05 Third Party Beneficiaries. This contract is strictly between **SET1, OLIE** and the Managing Member of **SET1** and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 6.06 Expenses. Each of **OLIE** and **SET1** shall bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any

of the other transactions contemplated hereby.

Section 6.07 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.08 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of one year.

Section 6.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by facsimile shall be deemed.

The rest of this page to remain blank and signature page to follow.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as reflected below:

FOR OLIE:

Robert Gardner - CEO

Date: 18 November 2013

FOR SET1:

D. A. Pearman – Managing Member

Date: 11/18/2013